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                                                              Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Chattem, Inc. of our report dated
March 3, 1998 relating to the financial statements of the Ban deodorant and antiperspirant product lines of Bristol-Myers Products, a division of Bristol-Myers Squibb Company, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.




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PRICE WATERHOUSE LLP
New York, New York
May 26, 1998